Pages - 4
                                     Exhibit Index - None




                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C.  20549


                             FORM 8-A



         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                    Jefferson-Pilot Corporation
      (Exact name of registrant as specified in its charter)


North Carolina               1-5955         56-0896180
(State or other juris-    (Commission   (I.R.S. Employer
diction of incorporation) File Number)  Identification
No.)



 100 North Greene Street, Greensboro, NC         27401
(Address of principal executive offices)       (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. _____

If this Form relates to the registration of a class of
debt securities and is to become effective simultaneously
with the effectiveness of a concurrent registration
statement under the Securities Act of 1933 pursuant to
General Instruction A(c)(2) please check the following
box.   X
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                                                   Page 2


Securities to be registered pursuant to Section 12(b) of the Act:

                                  Name of each exchange
   Title of each class            on which each class
   to be so registered             is to be registered

   ___% Automatic Common          New York Stock Exchange
   Exchange Securities
   Due January ___, 2000

________________________________________________________

Securities to be registered pursuant to Section 12(g) of
the Act:  None
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                                                   Page 3

Item 1.  Description of Registrant's Securities to be
Registered

     A description of the Registrant's ___% Automatic
Common Exchange Securities Due January ___, 2000 to be registered hereby is contained under the caption
"Description of the Securities" set forth in the Registrant's Prospectus Supplement dated November ___,
1995, to a Prospectus dated November ___, 1995, filed as part of the Registrant's Registration Statement on Form
S-3 (Registration No. 33-63521, Amendment No. 2), which description is incorporated herein by reference.

Item 2.  Exhibits

     (1)  Form of Indenture dated as of November ____,
1995, between the Company and First Union National Bank of North Carolina, a national banking association, as trustee (incorporated by reference to Exhibit 4(c) to Amendment No. 2 to the Company's Registration Statement on Form S-3 (No. 33-63521). A form of the Securities is included within the Indenture. The specific terms of the Securities will be set forth is a definitive Prospectus
Supplement that will be filed pursuant to Rule 424(b), which thereupon shall be incorporated herein by reference.



                             SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           JEFFERSON-PILOT CORPORATION



                        By:


                        (name)


                         (title) Vice President



Dated:  November 21, 1995
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                                                   Page 4



November 21, 1995





VIA EDGAR

Securities and Exchange Commission
ATTENTION:  Filing Desk, Stop 1-4
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

SUBJECT:  Jefferson-Pilot Corporation
          File No. 1-5955

Enclosed for filing is a Form 8-A for the registration under the 1934 Act of a new class of exchangeable debt securities for which application for listing has been made on the New York Stock Exchange. The NYSE application has been filed and reviewed. You will note that we are requesting effectiveness of this registration concurrent with effectiveness of the 1933 Act
Registration Statement (No. 33-63521).

Please confirm receipt of this filing by notifying the CompuServe mailbox maintained by Jefferson-Pilot.

Very truly yours,



 /s/ Robert A. Reed
Robert A. Reed
Vice President, Secretary
  and Associate General Counsel
Jefferson-Pilot Corporation


cc via fax:  Vincent Patten, NYSE
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